UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2022

ATHERSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3201 Carnegie Avenue, Cleveland, OH	44115
(Address of principal executive offices)	(Zip Code)

(216) 431-9900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 9, 2022, Athersys, Inc. (the “Company”) entered into a securities purchase agreement with each purchaser identified on the signature pages thereto (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”), (i) an aggregate of 3,927,275 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 1,077,270 shares of Common Stock (the “Pre-Funded Warrant Shares”) and (iii) warrants (the “Common Warrants” and, collectively with the Pre-Funded Warrants, the “Warrants”) exercisable for an aggregate of 10,009,090 shares of Common Stock (collectively with the Pre-Funded Warrant Shares, the “Warrant Shares”), in combinations of one Share or one Pre-Funded Warrant and two Common Warrants for a combined purchase price of $1.10 (less $0.0001 for any Pre-Funded Warrant). Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable for one Share of Common Stock at a price per share of $0.0001 (as adjusted from time to time in accordance with the terms thereof) and does not expire. Each Common Warrant is exercisable into one Share of Common Stock at a price per share of $1.10 (as adjusted from time to time in accordance with the terms thereof) for a five-year period after the date of issuance.

The Offering is expected to close concurrently with the exercise of the Pre-Funded Warrants on or about November 10, 2022, subject to customary closing conditions.

The Shares of Common Stock, the Warrants and the Warrant Shares were offered and sold pursuant to a prospectus, dated January 16, 2020, and a prospectus supplement, dated November 9, 2022, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-235945).

Placement Agency Agreement

On November 9, 2022, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to serve as exclusive placement agent for the issuance and sale of the Shares of Common Stock and Warrants. The Company has agreed to pay A.G.P. an aggregate cash fee equal to approximately 7.0% of the gross proceeds received by the Company from the sale of the securities in the Offering. Pursuant to the Placement Agency Agreement, the Company also agreed to pay A.G.P. $65,000 for accountable expenses and $75,000 for non-accountable expenses. The Placement Agency Agreement has indemnity and other customary provisions for transactions of this nature. A copy of the Placement Agency Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The foregoing description of the Purchase Agreement, the Warrants and the Placement Agency Agreement are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of Pre-Funded Warrant, the Form of Warrant and the Placement Agency Agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Jones Day relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01.	Other Events.

On November 7, 2022, the Company issued a press release announcing the proposed public offering of its securities. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On November 9, 2022, the Company issued a press release announcing the pricing of the public offering of its securities. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Warrant

5.1	Opinion of Jones Day

10.1*	Form of Securities Purchase Agreement, dated as of November 9, 2022, between the Company and each purchaser named in the signature pages thereto

23.1	Consent of Jones Day (included in Exhibit 5.1)

99.1	Placement Agency Agreement, dated as of November 9, 2022, between the Company and A.G.P./Alliance Global Partners

99.2	Press Release, issued November 7, 2022 (furnished pursuant to Item 8.01)

99.3	Press Release, issued November 9, 2022 (furnished pursuant to Item 8.01)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2022

ATHERSYS, INC.

By:	/s/ Daniel Camardo
Name:	Daniel Camardo
Title:	Chief Executive Officer